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                                                           EXHIBIT 4.07

                              EXTENSION AGREEMENT
                              -------------------

This Extension Agreement made as of 12-2-94, 1994 by and between SPECIALTY CHEMICAL RESOURCES, INC. fka Aerosol Systems, Inc. ("Borrower") and National City Bank ("Bank"):

Reference is made to the Credit Agreement between the parties dated as of March 30, 1992 (as the same has been amended from time to time, the "Credit Agreement") which provides for, among other things, a $10,000,000 subject commitment available to Borrower, upon certain terms and conditions, on a revolving basis until May 31, 1995 (the "expiration date" now in effect), subject, however, to earlier reduction or termination pursuant to the Credit Agreement.

The parties agree that the Credit Agreement is hereby amended by deleting the date May 31, 1995 from subsection 2A.02 (captioned "TERM") and by substituting for that deleted date the date "May 31, 1996".

In all other respects the Credit Agreement shall remain in full effect. Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to Bank are owed without any offset, defense or counterclaim of any nature whatsoever.

                                  SPECIALTY CHEMICAL RESOURCES, INC.
                                     (fka Aerosol Systems, Inc.)

                                  By:      /s/ Corey B. Roth
                                     --------------------------------

                                  Printed Name: Corey B. Roth
                                               ----------------------

                                  Title: V.P.
                                        -----------------------------


                                  NATIONAL CITY BANK

                                  By:    /s/ Anthony J. Dimare
                                      -------------------------------

                                  Printed Name: Anthony J. Dimare
                                               ----------------------

                                  Title:  Vice President
                                         ----------------------------